SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of                             Commission File Number:
  earliest event reported):

        MARCH 17, 2000                                         1-10210





                                  EGLOBE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        13-3486421
 (State or other jurisdiction of                  (IRS Employer Identification
          incorporation)                                    Number)



                         1250 24TH STREET, NW, SUITE 725
                             WASHINGTON, D.C. 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                                       NA





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                                  EGLOBE, INC.


ITEM 5            OTHER EVENTS

         On March 17, 2000, we closed a $4 million equity private placement with RGC International Investors, LDC ("RGC"), which made a $15 million investment in us on January 26, 2000. Pursuant to the terms of a securities purchase agreement, we issued RGC 4,000 shares of our Series Q convertible preferred stock (the "Series Q Preferred Stock") and warrants (the "Series Q Warrants") to purchase 100,000 shares of our common stock with a per share exercise price equal to $12.04, subject to adjustment for issuances of shares of our common stock below market price. We intend to use the proceeds of the private placement for general working capital.

         The Series Q securities purchase agreement also provides that we are obligated to issue up to 6,000 additional shares of our Series Q Preferred Stock and warrants to purchase an additional 150,000 shares of our common stock to RGC for an additional $6,000,000 at a second closing to be completed within 5 business days of the satisfaction of the closing conditions. The primary condition to the second closing is the effectiveness of a registration statement registering the resale of common stock underlying the Series Q Preferred Stock and the Series Q Warrants and the preferred stock and warrants issued in January (the "January Stock and Warrants").

         The shares of Series Q Preferred Stock carry an effective annual yield of 5% (payable in kind at the time of conversion) and are convertible, at the holder's option, into shares of common stock. The shares of Series Q Preferred Stock will automatically be converted into shares of common stock on March 15, 2003, subject to delay for specified events. The conversion price for the Series Q Preferred Stock is $12.04 until April 26, 2000, and thereafter is equal to the lesser of:

o the five day average closing price of our common stock on Nasdaq during the 22-day period prior to conversion, and

o     $12.04.

We can force a conversion of the Series Q Preferred Stock on any trading day following a period in which the closing bid price of our common stock has been greater than $24.08 for a period of at least 20 trading days after the earlier of:

o the first anniversary of the date the common stock issuable upon conversion of the Series Q Preferred Stock and Series Q Warrants is registered for resale, and

o the completion of a firm commitment underwritten public offering with gross proceeds to us of at least $45 million.

         The Series Q Preferred Stock is convertible into a maximum of 3,434,581 shares of common stock. This maximum share amount is subject to increase if the average closing bid prices of our common stock for the 20 trading days ending on the later of June 30, 2000 and the 60th calendar day after the common stock issuable upon conversion of the Series Q Preferred Stock and Series Q Warrants is registered is less than $9.375, provided that under no circumstances will the Series Q Preferred Stock be convertible into more than 7,157,063 shares of our common stock. In addition, no holder may convert the Series Q Preferred Stock or exercise the Series Q Warrants it owns for any shares of common stock that would cause it to own following such conversion or exercise in excess of 4.9% of the shares of our common stock then outstanding.

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         We may be required to redeem the Series Q Preferred Stock under certain circumstances:

o if we fail to timely file all reports required to be filed with the SEC in order to become eligible and maintain our eligibility for the use of SEC Form S-3;


o if we fail to register the shares of common stock issuable upon conversion of the Series Q Preferred Stock and associated warrants with the SEC by July 15, 2000;


o    if we fail to timely honor conversions of the Series Q Preferred Stock;


o if we fail to use our best efforts to maintain at least 4,000,000 shares of common stock reserved for the issuance upon conversion of the Series Q Preferred Stock and associated warrants;


o if we or any of our subsidiaries make an assignment for the benefit of creditors or become involved in bankruptcy, insolvency, reorganization or liquidation proceedings;


o if we merge out of existence without the surviving company assuming the obligations relating to the Series Q Preferred Stock;


o if we fail to issue irrevocable instructions to our transfer agent to issue common stock certificates for conversion shares and warrant shares;


o if our common stock is no longer listed on the Nasdaq National Market, which is where our common stock is listed at present, or if we cease to be listed on the Nasdaq National Market, our common stock is not alternatively listed on the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange;


o if the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 3,434,581 shares of common stock, as such number may be adjusted, and we have not waived such limit; or


o if, assuming we have waived the 3,434,581 limit above, the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 7,157,063 shares of our common stock and we have not waived such limit or obtained stockholder approval at a higher limit.

         The holder of the Series Q Preferred Stock has advised us that it has no present intention to exercise its right to demand redemption by virtue of the second circumstance described above so long as the registration statement is declared effective by August 31, 2000.



         The foregoing description of the Series Q Preferred Stock private placement does not purport to be complete and is qualified in its entirety by reference to (a) the Certificate of Designations, Rights and Preferences of Series Q Convertible Preferred Stock, filed as Exhibit 4.1 hereto, (b) the form of Warrant, filed as Exhibit 4.2 hereto, and (c) the Securities Purchase Agreement, filed as Exhibit 10.1 hereto, each of which is incorporated herein by reference.

(c)      Exhibits.

      4.1 Certificate of Designations, Preferences, and Rights of Series Q Convertible Preferred Stock of eGlobe (Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K of eGlobe filed on March 23, 2000).

      4.2 Form of Warrant to purchase 100,000 shares of eGlobe common stock, dated March 15, 2000 (Incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K of eGlobe filed on March 23, 2000).

      10.1 Securities Purchase Agreement, dated March 15, 2000, between eGlobe, Inc. and RGC International Investors, LDC (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of eGlobe filed on March 23, 2000).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                      eGLOBE, INC.
                                                      (Registrant)


                                         By        /s/ David Skriloff
                                            --------------------------------
                                                      David Skriloff
                                                 Chief Financial Officer
                                              Principal Financial Officer)
Date: August 18, 2000